UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36709	20-5551000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SIEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Deerfield Facility, Convertible Note and Guaranty

On March 11, 2020, Sientra, Inc., a Delaware corporation (the “Company”), entered into a Facility Agreement (the “Deerfield Facility Agreement”) by and among the Company, as borrower, certain of the Company’s subsidiaries party thereto as guarantors (collectively with the Company, the “Loan Parties”) and Deerfield Partners, L.P. (“Deerfield”), as agent for itself and the lenders, providing for the sale by the Company to Deerfield of $60.0 million of principal amount of 4.0% unsecured and subordinated convertible notes (the “Convertible Note”) upon the terms and conditions set forth in the Deerfield Facility Agreement (the “Deerfield Financing”). On the date of the Deerfield Facility Agreement, the Company issued a $60.0 million Convertible Note to Deerfield, which Convertible Note matures on the fifth anniversary of the issuance date and is convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial conversion price of $4.10, representing a 35% premium over the Company’s closing stock price of $3.04 per share on March 10, 2020. The Convertible Note was sold in a private placement to Deerfield pursuant to an exemption for transactions by an issuer not involving a public offering under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of Deerfield in the Deerfield Facility Agreement, including that Deerfield is an “accredited investor” within the meaning of Rule 501 of Regulation D. The Company plans to use the proceeds from the Convertible Note for continued investment in its commercial activities, strategic growth opportunities, and general corporate purposes. In connection with the Deerfield Facility Agreement and the Convertible Note issued thereunder, all of the Company’s operating subsidiaries (each a “Guarantor” and, collectively, the “Guarantors”) entered into a Guaranty, dated as of March 11, 2020 (the “Guaranty”), whereby the Guarantors agreed to guarantee the obligations and liabilities of the Company under the Deerfield Facility Agreement and the Convertible Note.

The Convertible Note bears interest at 4.0% per annum. The Convertible Note is convertible at any time at the option of Deerfield, provided that Deerfield is prohibited from converting the Convertible Note into shares of Common Stock if, as a result of such conversion, the Holder (together with certain affiliates and “group” members) would beneficially own more than 4.985% of the total number of shares of Common Stock then issued and outstanding. Pursuant to the Convertible Note, Deerfield has the option to demand repayment of all outstanding principal, and any unpaid interest accrued thereon, in connection with a Major Transaction (as defined in the Convertible Note), which shall include, among others, any acquisition or other change of control of the Company; the sale or transfer of assets of the Company equal to more than 50% of the Enterprise Value (as defined in the Convertible Note) of the Company; a liquidation, bankruptcy or other dissolution of the Company; or if at any time shares of the Company’s common stock are not listed on an Eligible Market (as defined in the Convertible Note). The Convertible Note is subject to specified events of default, the occurrence of which would entitle Deerfield to immediately demand repayment of all outstanding principal and accrued interest on the Convertible Note. Such events of default include, among others, failure to make any payment under the Convertible Note when due, failure to observe or perform any covenant under the Deerfield Facility Agreement or the other transaction documents related thereto (subject to a standard cure period), the failure of the Company to be able to pay debts as they come due, the commencement of bankruptcy or insolvency proceedings against the Company, a material judgement levied against the Company and a material default by the Company under the Convertible Note.

In connection with the Deerfield Financing, the Company also entered into a Subordination Agreement, by and among Deerfield, the Company, MiraDry Holdings, Inc., MiraDry, Inc. and MiraDry International, Inc. and MidCap Funding IV Trust, pursuant to which the parties thereto agreed that the obligations of the Company to Deerfield under the Deerfield Facility Agreement and under the Convertible Note shall be subordinate to the Company’s obligations to MidCap Funding IV Trust, as agent for the financial institutions party to that certain Amended and Restated Credit and Security Agreement (Revolving Loan) dated as of July 1, 2019, which agreement the Company, MiraDry Holdings, Inc., MiraDry, Inc. and MiraDry International, Inc. and MidCap Funding IV Trust are a party to.

In connection with the Deerfield Financing, the Company also entered into a Subordination Agreement, by and among Deerfield, the Company, MiraDry Holdings, Inc., MiraDry, Inc. and MiraDry International, Inc. and MidCap Financial Trust, pursuant to which the parties thereto agreed that the obligations of the Company to Deerfield under the Deerfield Facility Agreement and under the Convertible Note shall be subordinate to the Company’s obligations to MidCap Financial Trust, as agent for the financial institutions party to that certain Amended and Restated Credit and Security Agreement (Term Loan) dated as of July 1, 2019 , which agreement the Company, MiraDry Holdings, Inc., MiraDry, Inc. and MiraDry International, Inc. and MidCap Financial Trust are a party to.

The foregoing description of the Deerfield Facility Agreement, Convertible Note, Guaranty and the Deerfield Financing does not purport to be complete and is qualified in its entirety by reference to the Deerfield Facility Agreement, the Form of Convertible Note and the Guaranty, a copy of each of which is filed herewith as Exhibit 10.1, Exhibit 4.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Registration Rights Agreement

In connection with the Deerfield Facility Agreement, on March 11, 2020, the Company and Deerfield entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3, or such other form as required to effect a registration of the Common Stock issued or issuable upon conversion of or pursuant to the Convertible Note (the “Registrable Securities”), covering the resale of the Registrable Securities and such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of or otherwise pursuant to the Convertible Note to prevent dilution resulting from certain corporate actions. Such Registration Statement must be filed within 30 calendar days following the date of issuance of the Convertible Note. In the event the SEC does not permit all of the Registrable Securities to be included in the Registration Statement or if the Registrable Securities are not otherwise included in the Registration Statement filed pursuant to the Registration Rights Agreement, the Company has agreed to file an additional Registration Statement by no later than the Additional Filing Deadline (as defined in the

Registration Rights Agreement) covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act. The Registration Rights Agreement also provides for piggy-back registration, subject to the terms and conditions of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above under the headings “Facility Agreement, Convertible Note and Guaranty” and “Subordination Agreements” is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 above under the heading “Facility Agreement, Convertible Note and Guaranty” is incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On March 11, 2020, the Company issued a press release announcing the Deerfield Financing. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Convertible Note.

10.1	Facility Agreement, dated as of March 11, 2020, by and among Sientra, Inc., certain of Sientra, Inc.’s subsidiaries party thereto as guarantors and Deerfield Partners, L.P.

10.2	Guaranty, dated as of March 11, 2020, by and among MiraDry Holdings, Inc., MiraDry, Inc. and MiraDry International, Inc.

10.3	Registration Rights Agreement, dated as of March 11, 2020, by and between Sientra, Inc. and Deerfield Partners, L.P.

99.1	Press release, dated March 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: March 12, 2020	By:	/s/ Jeffrey M. Nugent
Jeffrey M. Nugent
Chairman of the Board of Directors and Chief
Executive Officer